UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2010
El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

El Paso Building 1001 Louisiana Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 420-2600

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Contribution and Exchange Agreement
     On November 12, 2010, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into the Contribution and Exchange Agreement (the “Agreement”) with El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”), El Paso Corporation (“El Paso”), El Paso Elba Express Company, L.L.C. (“Elba Express”), Southern LNG Company, L.L.C. (“SLNG”), Southern Natural Gas Company (“SNG”), El Paso SNG Holding Company, L.L.C. (“EP SNG”) and EPPP SNG GP Holdings, L.L.C. (“EPPP SNG”). Pursuant to the Agreement, El Paso and EP SNG (collectively, the “Contributing Parties”) agreed to contribute to the Partnership (together with the Operating Company and EPPP SNG, the “Partnership Parties”) a 49% member interest in Elba Express (the “Elba Express Interest”), a 49% member interest in SLNG (the “SLNG Interest”) and a 15% general partner interest in SNG (the “SNG Interest”) in exchange for consideration of $1,133 million (“Cash Consideration”).
     Upon the closing of the transactions contemplated by the Agreement, the following, among other things, will occur: (i) the parties to the Agreement will enter into a Contribution, Conveyance and Assumption Agreement pursuant to which the Elba Express Interest, the SLNG Interest and the SNG Interest will be contributed from the Contributing Parties to the Partnership Parties, and (ii) an Amended and Restated Limited Liability Company Agreement of each of Elba Express and SLNG and an Amendment to the General Partnership Agreement of SNG will be entered into to reflect the contributions of the Elba Express, SLNG and SNG Interests to the Partnership Parties. After giving effect to the transactions contemplated by the Agreement, the Contributing Parties will own a 40% general partner interest in SNG and the Partnership Parties will own 100% of each of Elba Express and SLNG and 60% of SNG, all in the form of member interests and general partner interests, respectively.
     The closing of the Agreement is subject to the satisfaction of a number of customary conditions, all of which the Partnership believes will be satisfied. Obtaining financing by the Partnership is not a condition to the closing. The Partnership expects the closing to occur by the end of November, 2010 with an effective date of October 1, 2010. The Agreement allows the Partnership to adjust the amount of the Cash Consideration should any capital contributions or distributions be made pursuant to the Limited Liability Company Agreements of Elba Express or SLNG, respectively, or the General Partnership Agreement of SNG after execution of the Agreement but prior to closing of the transaction. The Partnership will use approximately $415 million of cash proceeds from the September 2010 public offering of common units to fund a portion of the Cash Consideration. The Partnership expects to fund the remainder of the Cash Consideration with the issuance of public securities and potentially the issuance of a promissory note to El Paso, which is expected to bear interest at a market-based variable rate.
     Pursuant to the Agreement, the Contributing Parties agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of El Paso Pipeline GP Company, L.L.C. (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’, Elba Express’, SLNG’s or SNG’s representations, warranties covenants or agreements. The Partnership Parties agreed to indemnify the Contributing Parties, Elba Express, SLNG, SNG, their affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties covenants or agreements. Certain of the parties’ indemnification obligations, considered collectively, are subject to a deductible of approximately $11.33 million and are subject to a ceiling amount of approximately $169.95 million. In addition, the parties’ indemnification obligations for certain tax liabilities and losses are not subject to the deductible or the ceiling amount.
Relationships
     Currently, El Paso indirectly owns 60,672,648 common units and 27,727,411 subordinated units representing limited partner interest in the Partnership, which in the aggregate represent a 52.4% limited partner interest in the Partnership. El Paso Pipeline GP Company, L.L.C. serves as the general partner of the Partnership (the “General Partner”), holding a 2% general partner interest and all the incentive distribution rights in the Partnership. El Paso indirectly owns 100% of the General Partner which allows it to control the Partnership. Each of the Partnership, the General Partner, El Paso Pipeline LP Holdings, L.L.C. (“Holdings”), the Operating Company, Colorado Interstate Gas Company (“CIG”), SNG, Elba Express and SLNG is an indirect subsidiary of El Paso. After giving effect to the contributions in connection with the Agreement, El Paso directly or indirectly will own (i) 100% of the General Partner, which will allow it to continue to control the Partnership and own a 2% general partner interest and all the incentive distribution rights in the Partnership; (ii) 60,672,648 common units and 27,727,411 subordinated units representing an aggregate 52.4% limited partner interest in the Partnership; (iii) 100% of Holdings; (iv) a 42% general partner interest in CIG; and (v) a 40% general partner interest in SNG. Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company. The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures.
     In addition, each of the Partnership, Elba Express, SLNG, CIG and SNG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership, the Elba Express Limited Liability Company Agreement, the SLNG Limited Liability Company Agreement, the CIG General Partnership Agreement and the SNG General Partnership Agreement, respectively, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.
     The independent conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Partnership’s acquisition of the Elba Express, SLNG and SNG Interests. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction. In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Agreement is fair, from a financial point of view, to the holders of common units of the Partnership, other than the General Partner and its affiliates. The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the Elba Express, SLNG and SNG Interests.
Item 7.01 Regulation FD Disclosure.
     On November 15, 2010, the Partnership issued a press release announcing that it had entered into the Agreement, as described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.
     Attached as Exhibit 99.2 are unaudited pro forma condensed consolidated financial statements as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007. These financial statements reflect the effects of (i) the transactions contemplated in the Agreement, (ii) our consolidation of SNG following the acquisition of the SNG Interest, (iii) our June 2010 acquisition of a 20% general partner interest in SNG (the “June 2010 SNG Acquisition”); (iv) our March 2010 acquisition of a 51% member interest in each of SLNG and Elba Express (the “March 2010 SLNG/Elba Acquisition”); and (v) the financing transactions related to the transactions contemplated in the Agreement, the March 2010 SLNG/Elba Acquisition and the June 2010 SNG Acquisition.
Item 8.01 Other Events.
     Further, we are filing this Current Report to correct a typographical error contained in the table appearing on page 17 of the prospectus included in our registration statement on Form S-3ASR (File No. 333-165679) filed on March 25, 2010. In the March 25, 2010 table, the Quarterly Distribution per Unit following Hypothetical Reset at the Second Target Distribution was listed as above $0.60000. The correct amount, as reflected in Exhibit 99.3 to this Current Report, is above $0.690000, which corrected table is set forth as Exhibit 99.3 to this Current Report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 15, 2010

99.2	Pro Forma Financial Information

99.3	Hypothetical Reset Table

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: November 15, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 15, 2010

99.2	Pro Forma Financial Information

99.3	Hypothetical Reset Table